UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2010

THQ INC.

(Exact name of registrant as specified in charter)

Delaware	0-18813	13-3541686
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

29903 Agoura Road
Agoura Hills,
California	91301
(Address of principal executive offices)	(Zip Code)

(818) 871-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On October 26, 2010, the Board of Directors of THQ Inc. (“THQ”) approved a waiver of THQ’s Code of Business Conduct and Ethics  (the “Code of Conduct”) to allow THQ to engage Rachel Bilson on a consulting basis to provide services related to THQ’s core games.  THQ routinely enters into consulting arrangements with well-known talent to provide services for its games, including voice over work or other talent work, and marketing or public relations work on behalf of THQ.  Since Ms. Bilson is a well-known actress, the Board of Directors believes it is in the best interest of THQ to grant the waiver to allow THQ to engage Ms. Bilson for such services.  The waiver caps the consulting fees at an amount not to exceed $119,000 in a one-year period.  This waiver is required under the Code of Conduct because Ms. Bilson is the daughter of Danny Bilson, THQ’s Executive Vice President, Core Games, and the Code of Conduct prohibits an executive officer from, on THQ’s behalf, awarding a contract or entering into any other financial transaction with a family member without a waiver from the Board of Directors.

THQ is filing this Current Report on Form 8-K to meet the requirements of Section 5610 of the NASDAQ Listing Rules.  Disclosure of this waiver of the Code of Conduct is not required under 8-K Item 5.05(b) due to the nature of the waiver.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

THQ INC.

	By:	/s/ Edward L. Kaufman
Date: November 1, 2010		Edward L. Kaufman,
Executive Vice President, Business and Legal Affairs and Corporate Secretary